                                                                    Exhibit 4.3



                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement ("Agreement") is made and entered into as of August 25th, 1999, by and between Telemonde, Inc., a Nevada corporation (the "Company"), and Atlantic Crossing Ltd., a Bermuda company ("Atlantic Crossing").

     This Agreement is made pursuant to a Warrant to be entered into between Atlantic Crossing and the Company (the "Warrant"), pursuant to which Atlantic Crossing has the right to purchase one million one hundred thousand (1,100,000) shares (as adjusted) of common stock of the Company, $.001 par value per share. The Company has agreed to provide the registration and other rights set forth in this Agreement for the shares of Common Stock of the Company issuable to Atlantic Crossing under the Warrant.

     The parties hereby agree as follows:

               ARTICLE  1.

     Section 1.01   Definitions.  Capitalized terms used and not otherwise
                    -----------
defined herein have the meanings set forth in the Agreement. The terms set forth below are used herein as so defined:

     "Business Day" means each day in which banking institutions in New York are not required or authorized by law or executive order to close.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means shares of common stock of the Company, $.001 par value per share.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means the record holder of any Registrable Security.

     "IPO" shall mean the consummation of an underwritten public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of Common Stock granted or to be granted or sold primarily to employees, directors, or officers of the Company, as a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule or a registration statement relating to employee benefit plans or interests therein) and the listing of such Common Stock on a national securities exchange or the quotation of prices therefor on NASDAQ (NMS) or on NASDAQ (SMALLCAP).

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other governmental entity.

     "Registrable Securities" means the shares of Common Stock receivable upon issuance under the Warrant until such time as such securities cease to be Registrable Securities pursuant to Section 1.03 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

     Section 1.02   Stock Splits, Dividends, Recapitalizations, etc.  Any shares
                    ------------------------------------------------
or other securities resulting from any stock split, stock dividend, reclassification of the Common Stock of the Company, merger, consolidation or reorganization of the Company which may be received by the Holder shall also be deemed to be Registrable Securities.

     Section 1.03   Registrable Securities.  Any Registrable Security will cease
                    ----------------------
to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been issued, sold or disposed of pursuant to such effective registration statement or (ii) such Registrable Security becomes eligible for disposable pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Security is held by the Company or any of its subsidiaries.

                                   ARTICLE II

     Section 2.01   Demand Registration.  (a)  Any time after the expiration of
                    -------------------
any lock-up agreements signed by the Company's directors or executive officers in connection with the IPO or 180 days after the closing date of the IPO, whichever occurs first, the Purchaser may request the Company to register under the Securities Act all of the Registrable Securities held by the Purchaser for sale in the manner specified in such notice.

     (b) Promptly, and in any event within 10 days, following receipt of any notice under this Section 2.01, the Company shall immediately notify the Purchaser of the receipt of notice under this Section 2.01 and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the Purchaser, the Registrable Securities specified in the Purchaser's notice (and in any notices received from other Holders no later than the 10th Business Day after receipt of the notice sent by the Company) (such other Holders and the Purchaser are hereinafter referred to as the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering. Except as specified in the following sentence, the Company shall be obligated to register Registrable Securities pursuant to this Section
2.01 on one occasion only. A request pursuant to this Section 2.01 shall be counted only when (i) all the Registrable Securities requested to be included in any such registration have been so included, (ii) the corresponding registration statement has become effective under the Securities Act, and (iii) the public offering has been consummated and the Registrable Securities have been sold on the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of a registration statement for up to 45 days after receipt of a request hereunder if (i) at the time of such request the Company is engaged in a firm commitment underwritten public offering of shares of its Common Stock and Holders are permitted to include all of the Registrable Securities or (ii) the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing of such a registration statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged. The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay. The Company shall provide written notice to the Holders of the end of each delay period. The Company shall not be entitled to initiate a delay period unless it shall concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and have in place a policy that prohibits sales of securities of the Company by senior executive officers during such period.

     (c) The Company shall be entitled to include in any registration statement filed pursuant to this Section 2.01, for sale in accordance with the method of disposition specified by the Requesting Holders, securities of the Company entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors). If, however, such registration is an underwritten registration and the managing underwriters participating in such offering conclude that the total amount of Common Stock requested by the Holders and the Company desiring to participate in such registration to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold) then the amount of Common Stock to be offered for the account of the Company shall be reduced to zero, if necessary.

     Section 2.02   Piggy-Back Registration.  If the Company proposes to
                    -----------------------
register any securities under the Securities Act for sale to the public (other than in an IPO), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 for purposes permissible under such forms as of the date hereof, or any successor forms for comparable purposes that may be adopted by the Commission), each such time it will give written notice to all Holders of its intention to do so (but in any event no less than 15 Business Days before the anticipated filing date). Upon the written request of any such Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the shares of securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the

Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of any Holder, abandon the proposed offering in its entirety. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent the managing underwriter shall render to the Company its opinion that such inclusion would jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein. Within 10 Business Days after receipt by each Person proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the registration statement (or if such Selling Holders are unable to agree among themselves with respect to such allocation, such allocation shall be in proportion to the respective numbers of shares specified in their respective written requests). Notwithstanding anything to the contrary contained in this
Section 2.02, in the event that there is a firm underwriting commitment offer of securities of the Company pursuant to a registration statement covering Registrable Securities and a Holder or any other Person does not elect to sell its Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Holder or any other Person shall not offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock during the period of distribution of the Company's securities by such underwriters, which shall be specified in writing by the underwriters and shall not exceed 60 days following the date of effectiveness under the Securities Act of the registration statement relating thereto.

     Section 2.03   Shelf Registration.  If the Company files a "Shelf"
                    ------------------
registration, for an offer to be made on a continuous basis pursuant to Rule 415 of the Securities Act (other than an IPO), whether or not for sale for its own account, it shall give prompt written notice to all Holders of its intention to do so and Holders shall have the right to be included in such Self Registration on the same terms and conditions as are applicable to Piggy-Back Registrations under Section 2.02.

     Section 2.04   Registration Procedures.  If and whenever the Company,
                    -----------------------
pursuant to Section 2.01, becomes obligated to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file as promptly as possible with the Commission a registration statement in accordance with this Article II with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (as determined below);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each Selling Holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein prior to the filing with the Commission) as such Persons may reasonably request in order to review such documentation and to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

          (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) furnish at the request of a Selling Holder, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement (or on the effective date in the case of an offering that is not underwritten), an opinion of counsel for the Company dated as of such date and addressed to the underwriters, if any, and to the Selling Holders, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by any such Selling Holder or its counsel, and (ii) on the effective date of the registration statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters, if any, and to the Selling Holders, stating that they are independent public accounts within the meaning of the Securities Act and that, in the opinion of such accountings, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations promulgated thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the registration statement in respect to which such letter is being given as the underwriters or any Selling Holder may reasonably request;

          (g) use its best efforts to keep effective and maintain a registration, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

          (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

          (i) enter into customary agreements (including, if requested, an underwriting agreement in the customary form) and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

     The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or the fulfillment of the Company's obligations under subsection
(g) of this Section 2.04;

     In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

     In connection with each registration hereunder with respect to an underwritten public offering, each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter.

     Section 2.05   Expenses.  (a) All expenses incident to the Company's
                    --------
performance or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance and reasonable out-of-pocket expenses of the Selling Holders, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting discounts and selling commissions attributable to the sale of the Registrable Securities are herein called "Selling Expenses."

          (b) The Company will pay all Registration Expenses with each registration statement filed pursuant to this Agreement, whether or not the registration becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered and sold pursuant to this Agreement.

     Section 2.06   Indemnification.  (a) In the event of a registration of any
                    ---------------
Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such registration statement or prospectus.

          (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information with respect to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.06. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) If the indemnification provided for in this Section 2.06 is not available to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has ben made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.


                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.01   Communications.  All notices and other communications
                    --------------
provided for or permitted hereunder shall be made in writing by registered or certified first-class mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery:

               (i) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to Atlantic Crossing, the address set forth in the Warrant, and

               (ii) if to the Company, initially at its address set forth in the Share Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; four days after mailed by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 3.02   Successor and Assigns.  This Agreement shall inure to the
                    ---------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

     Section 3.03   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 3.04   Headings.  The headings in this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.05   Governing Law.  The laws of the State of New York shall
                    -------------
govern this Agreement without regard to principles of conflict of laws.

     Section 3.06   Severability of Provisions.  Any provision of this Agreement
                    --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

      Section 3.07  Attorneys' Fees.  In any action or proceeding brought to
                    ---------------
enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     Section 3.08   Amendment.  This Agreement may be amended only by means of a
                    ---------
written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

     Section 3.09   Registrable Securities Held by the Company or Its
                    -------------------------------------------------
Affiliates. In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or its affiliates (as such term is defined in the rules promulgated under the Securities Act) shall be disregarded.

     Section 3.10   Assignment.  The rights of the Holder under this Agreement
                    ----------
shall not be assigned to any party. Any assignment or attempted assignment shall be void.

     Section 3.11   Facsimiles.  This Agreement may be executed by a facsimile
                    ----------
signature, which shall have the same force and effect as a manually executed signature

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              TELEMONDE, INC.


                              /s/ Adam Bishop
                              By: Adam Bishop
                              Title:  President



                              ATLANTIC CROSSING, LTD.


                              /s/ Clint Walker
                              ------------------------------------------
                              By: Clint Walker
                              Title: Vice President